                         FORT WAYNE NATIONAL CORPORATION

                                                               March 19, 1997

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Fort Wayne National Corporation to be held at the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana, commencing at 1:30 p.m. (E.S.T.) on Tuesday, April 22, 1997. The Board of Directors and management look forward to greeting personally those Shareholders attending.

     The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

     Shareholders will be asked to adopt an important and significant amendment to the Corporation's Articles of Incorporation to provide for an increase in the number of authorized shares of stock from 22,000,000 to 54,000,000, to approve an amendment to the Stock Incentive Plan of the Corporation, to elect 7 Class C Directors, and to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors.

     It is important that your shares are represented at the meeting, whether or not you are personally able to be present. Accordingly, please sign, date and return the enclosed proxy card in the postage-paid envelope provided for your convenience.

     Your prompt response will be greatly appreciated.

                                    Cordially,



                                    M. James Johnston, Chairman
                                    Chief Executive Officer

                       FORT WAYNE NATIONAL CORPORATION

                     110 West Berry Street, P.O. Box 110
                         Fort Wayne, Indiana  46801

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD April 22, 1997

To our Shareholders:

     The Annual Meeting of Shareholders of Fort Wayne National Corporation (the "Corporation") will be held in the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana at 1:30 P.M. (E.S.T.), on Tuesday, April 22, 1997, for the following purposes:

1. To consider and act upon a proposal to amend Article V of the Corporation's Articles of Incorporation to increase the authorized stock to 54,000,000 shares;

2. To approve an amendment to the Fort Wayne National Corporation 1994 Stock Incentive Plan which would increase the number of shares of Common Stock of the Corporation available for the Plan to 1,350,000;

3.   To elect 7 Class C directors for a term expiring in 2000;

4. To ratify the appointment of Ernst & Young LLP to serve as independent auditors of the Corporation; and

5. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record on the Corporation's books at the close of business on March 10, 1997, are entitled to vote at the meeting and any adjournment thereof.


                                    By Order of the Board of Directors



                                    M. James Johnston
                                    Chairman of the Board

Fort Wayne, Indiana
March 19, 1997

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ACTUAL EXERCISE.

                      FORT WAYNE NATIONAL CORPORATION

                    110 West Berry Street, P.O. Box 110
                        Fort Wayne, Indiana  46801


                       ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD April 22, 1997


                               PROXY STATEMENT
                                                             March 19, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fort Wayne National Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 1997, and at any and all adjournments thereof.

     The date on which this Proxy Statement and the accompanying proxy are first being sent or given to Shareholders is March 19, 1997. The cost of the solicitation will be borne by the Corporation. In addition to solicitation by mail, some of the directors, officers and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by the Corporation for postage and clerical expense in doing so.

     Any Shareholder giving a proxy has the power to revoke it at any time before its exercise by submitting a written revocation or a new proxy, or by attending and voting at the Annual Meeting.

     The executive offices of the Corporation are located at 110 West Berry Street, Fort Wayne, Indiana.


                                ANNUAL REPORT

     A copy of the Annual Report to Shareholders is being sent to all Shareholders. It is not, however, a part of this Proxy Statement.

                       INFORMATION AS TO VOTING SECURITIES

     The securities of the Corporation entitled to be voted at the meeting consist of shares of its Common Stock of which 11,715,855 shares were issued and outstanding at the close of business on March 10, 1997. Common Stock of the Corporation is the only class of capital stock outstanding that has current voting rights. Only Shareholders of record at the close of business on March 10, 1997, will be eligible to vote at the Annual Meeting or at any adjournment thereof; except that, under the Corporation's by-laws, any person who acquires title to a share after the record date shall be entitled, upon written request to the Shareholder of record, to receive from such record Shareholder a proxy, with power of substitution, to vote that share. Shareholders are entitled to 1 vote for each share held. Any shares with respect to which proxies are not received will not be voted for or against any proposition to come under consideration at the Annual Meeting. Any shares with respect to which proxies are received indicating abstentions from vote, will be voted in accordance therewith as abstentions.


                       PRINCIPAL HOLDERS OF COMMON STOCK

     Under Rule 13d-3 of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following is the only Shareholder deemed to be a beneficial owner of 5% or more of the Common Stock of the Corporation as of February 14, 1997:

                                         Shares of Common
                                         Capital Stock
                                         Beneficially
    Names and Address of                 Owned as of              Percent
     Beneficial Owner                    February 14, 1997         Owned
--------------------------------        --------------------     ---------
    Fort Wayne National Bank (1)           1,220,458 (2)            9.4
    110 West Berry Street
    Fort Wayne, Indiana  46802

    Mardot, LP (3)                         1,178,102                9.1
    P.O. Box 328
    South Bend, Indiana 46624


(1) Fort Wayne National Bank is a wholly-owned bank subsidiary of the Corporation.

(2) Fort Wayne National Bank holds these shares in a fiduciary capacity under numerous trust relationships. None of these trusts is the beneficial owner of 5% or more of the Common Stock of the Corporation as of February 14, 1997. Fort Wayne National Bank has sole or shared voting power and sole or shared investment decision over these shares, but disclaims any beneficial interest in all shares held in this capacity. Fort Wayne National Bank also holds shares in a non-discretionary capacity and disclaims any beneficial interest in all shares held in this capacity.

(3) Mardot, LP is a partnership of which Dennis J. Schwartz, a Director of the Corporation, is a general partner. Of the shares presented, 714,585 shares are currently in the form a derivative security, which shares are convertible into Common Stock of the Corporation at the discretion of the Shareholder. As of February 14, 1997, the derivative shares had not been converted into Common Stock of the Corporation, therefore, those shares cannot be voted.



                                PROPOSAL NO. 1
                   AUTHORIZING INCREASE IN COMMON STOCK

SUMMARY
     The Board of Directors proposes that Article V of the Corporation's Articles of Incorporation be amended to increase the total number of authorized shares of stock from 22,000,000 to 54,000,000. The additional stock would be alike in all respects to the existing stock.

DESCRIPTION OF THE AMENDMENT
     Section 5.01 of the Corporation's Articles of Incorporation currently provides for a total of 22,000,000 authorized shares without par value.
Section 5.02 of the Articles currently divides the authorized shares into 3 classes: 20,000,000 shares of Common Stock, 1,000,000 shares of Class A Preferred Stock and 1,000,000 shares of Class B Preferred Stock.

     Proposed Section 5.01 would increase the total authorized shares of the Corporation to 54,000,000 shares without par value, and proposed Section 5.02 would divide these shares into 3 classes: 50,000,000 shares of Common Stock, 2,000,000 shares of Class A Preferred Stock and 2,000,000 shares of Class B Preferred Stock. If the amendments are approved by the Shareholders, Section
5.01 and 5.02 will read as follows:

          Section 5.01 Number of Shares. The total number of shares which the Corporation is to have authority to issue is 54,000,000, consisting of 54,000,000 shares without par value.

          Section 5.02 Designation of Classes. The authorized shares are divided into three classes, one of which is designated Class A Preferred Stock and consists of 2,000,000 shares without par value, one of which is designated Class B Preferred Stock and consists of 2,000,000 shares without par value and one of which is designated Common Stock and consists of 50,000,000 shares without par value.

REASONS FOR AND EFFECTS OF ARTICLE V AMENDMENT
     The balance (authorized but unissued) of 38,284,145 shares of Common Stock, together with the 2,000,000 shares of Class A Preferred Stock and the balance (authorized but unissued) of 1,260,024 shares of Class B Preferred Stock, would be available for issuance and use in connection with business acquisitions by the Corporation, other types of financing (both equity and debt), distributions to Shareholders of future stock splits or dividends, additions to the number of shares available for the Corporation's 1994 Stock Incentive Plan and other corporate purposes.

     In the event that the additional shares contemplated by Proposal No. 1 are authorized by Shareholders, the Board of Directors alone, in certain circumstances, would have the power to issue all or part of such additional shares without further authorization from Shareholders. Examples of such issuance and use of additional shares would include the Corporation's acquisition of the stock or the assets of another company, or the issuance of shares to the public in one or more transactions to raise additional capital. In other instances, Shareholder authorization would have to be obtained, as, for example, an acquisition by means of a statutory merger or the adoption of certain additional employee stock option or related plans. It is the intention of the Board of Directors that the issuance of additional shares would not be submitted to a Shareholder vote unless required by applicable law.

     Other than as described herein, there is no present intention to issue any of the additional shares of stock either in connection with any acquisition, any equity or other financing, or otherwise. However, to the extent that any Preferred Stock is issued with a right to convert the shares into Common Stock, and to the extent that any additional shares of Common Stock are issued other than on a pro-rata basis to holders of Common Stock, a dilution of the equity of the outstanding shares of Common Stock could result.

BOARD OF DIRECTORS' RECOMMENDATION
     Adoption of Proposal No. 1 to increase authorized stock from 22,000,000 shares to 54,000,000 shares requires the affirmative vote of the holders of a majority of the Corporation's outstanding shares of Common Stock entitled to vote at the 1997 Annual Meeting of Shareholders. The Board of Directors recommends that you vote FOR Proposal No. 1.

                                 PROPOSAL NO. 2
                     1994 STOCK INCENTIVE PLAN AMENDMENT

     A substantial portion of the shares reserved for issuance under the Corporation's 1994 Stock Incentive Plan (the "Plan") have been expended in options granted under the Plan, primarily because several additional officers and key employees have been awarded option grants as a result of the acquisition of Valley Financial Services, Inc. during 1996. Because of the minimal remaining shares reserved for issuance under the Plan, and because the Corporation's management believes that an interruption in the availability of options would negatively impact the Corporation, on February 18, 1997, the Board of Directors adopted an amendment to the Plan in the form attached to this Proxy Statement as Exhibit A. Adoption of the amendment is subject to Shareholder approval at the 1997 Annual Meeting of Shareholders.

TERMINATION; AMENDMENT
     The Plan became effective as of January 18, 1994. Awards may be granted under the Plan until the earlier of January 17, 2004, the issuance of the maximum number of shares as described below, or termination of the Plan by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time. However, Shareholder approval is required to extend the term of the Plan, to increase the maximum number of shares which may be issued (except in the case of certain corporate reorganizations or stock splits), reduce the minimum stock option price, increase the maximum exercise period of stock options or stock appreciation rights, or amend the standards of participation under the Plan.

ADMINISTRATION
     The Board of Directors of the Corporation has appointed its Compensation Committee (the "Committee") to administer the Plan. No member of that Committee may be eligible to participate in the Plan. Furthermore, the Committee may not act at such time when it has fewer than 2 disinterested members.

PARTICIPATION
     The Committee may select any officer or key employee of the Corporation or its subsidiaries to participate in the Plan. Nonemployee directors may not participate in the Plan.

OPTION GRANTS
     The Committee determines the type and amount of options to be granted under the Plan to each participant. The Committee may also impose restrictions on vesting or exercise of an option, as well as expiration dates for options. In no event, however, may an option remain outstanding for more than 10 years. More than 1 kind of option may be granted to any participant. To provide a flexible and competitive program, the Plan gives the Committee discretion to select awards from the various common forms described below. This flexibility is considered necessary and important, as each type of option or award can be an appropriate and effective action under certain circumstances.

     The Committee may award 2 types of stock options to purchase Common Stock of the Corporation: Incentive Stock Options ("ISO's") and Non-Qualified Stock Options ("NQSO's"). The Committee may determine the terms and conditions of options within limits prescribed in the Plan. Under either type of stock option, the option price per share may not be less than the fair market value of a share of the Corporation's Common Stock as of the date of grant. Under the Plan, fair market value is the unweighted mean of the bid and asked prices of such stock, as quoted in the over-the-counter market at the date of grant, or in the event the stock was not traded on such date, on the first trading date preceding the date as of which determination is being made. Except in the event of death, disability or retirement of a participant, or in the event of a change of control, stock options may not be exercised before the first anniversary of a grant. Upon exercise of a stock option, the participant may pay for the stock option in cash, in shares of the Corporation's Common Stock having an aggregate fair market value equal to the option price, or a combination of both. Stock options are generally not transferable.

     The Committee may also award, in conjunction with either type of option, a Stock Appreciation Right ("SAR"). Under an SAR, the participant may surrender all or a portion of the underlying stock option and receive, in exchange therefore, payment of no more than 100% of the increase in fair market value of the shares of Common Stock since the date of grant. The participant pays nothing at the time of exercise, but receives only the amount of the increase in the value of stock covered by the SAR. An SAR may be exercisable only during the period that the related stock option can be exercised, must terminate no later than the date the related stock option terminates, and is transferable only with and to the extent the related stock option is transferable. The Committee may limit the payment on exercise of an SAR to less than 100% of the increase in value or set a maximum amount of payment. Payment may be made in cash, in shares of Common Stock or in a combination of cash and shares.

SHARES AVAILABLE
     Under the Plan 450,000 shares of the Corporation's Common Stock are reserved for grants of options under the Plan. This pool of reserved shares may be adjusted by the Board of Directors to reflect appropriate increases in shares available as a result of stock splits, mergers or other changes in corporate structure of the Corporation. There have been no stock splits or other changes in corporate structure of the Corporation since inception of the Plan, other than the 3-for-2 stock split declared by the Corporation's Board of Directors on January 18, 1994, a stock split from which the original 450,000 share pool was specifically excluded. Consequently, no adjustments to date have been made in the original 450,000 share pool reserved for stock option grants.

     The shares issued upon exercise of options may be either treasury shares or shares which have been authorized but unissued. If an option terminates without having been exercised in full, the shares of Common Stock which are not purchased again become available for issuance under the Plan.

     As of March 10, 1997, the Corporation has granted ISO's to purchase 315,370 shares of the Corporation's Common Stock and NQSO's to purchase 94,330 shares of the Corporation's Common Stock. These options have been granted to a group consisting of 104 officers and key employees of the Corporation's subsidiary banks. As of March 10, 1997, options representing a total of 17,226 shares of the Corporation's Common Stock have been exercised and options representing 4,000 shares of the Corporation's Common Stock have been canceled. This activity leaves 44,300 shares available for new grants under the Plan.

     The fair market value of a share of Common Stock of the Corporation at the close of business on Friday, February 14, 1997 was approximately $41.00. This fair market value was established as the mean of the bid and asked price of a share of the Corporation's Common Stock in the over-the-counter market as of the close of business February 14, 1997. Based upon the option prices for the options currently outstanding, the approximate value of all outstanding options under the Plan was $4,449,903 (calculated by subtracting the option price for outstanding options from the fair market value of all shares which are the subject of such outstanding options).

TAX EFFECTS
     The grant of an ISO, an NQSO or an SAR does not result in taxable income to the participant at the time of grant. Further, no taxable income is realized by a participant on exercise of an ISO. The excess of the fair market value of the shares on the date of exercise of an ISO over the option price may be a tax preference item. If the shares acquired under an ISO are held for at least 2 years from the date of grant, and at least 1 year from the date of exercise, then taxation on gain is deferred until disposition or sale of the shares. The Corporation does not receive a deduction against its taxable income in the case of an ISO.

     On the exercise of an NQSO, the participant normally realizes ordinary income equal to any excess of the fair market value of shares on the date of exercise over the option price. The Corporation is entitled to a corresponding deduction against its taxable income.

     On exercise of an SAR, the participant normally realizes taxable ordinary income equal to the cash and fair market value of shares received upon exercise. The Corporation is entitled to a corresponding deduction against its taxable income.

BENEFITS
     The benefits or amounts which may be granted under the Plan to key employees are established at the discretion of the Committee granting such options. Accordingly, such benefits or amounts are not determinable.

PROPOSED AMENDMENT
     The Board of Directors of the Corporation may not amend the Plan to increase the number of shares of Common Stock which may be issued under the Plan, except as provided in Section 1.3 of the Plan, without approval of the holders of a majority of the Corporation's stock entitled to vote at a duly held meeting of such Shareholders.

     The Board of Directors has adopted, and proposes that the Shareholders ratify and approve, an amendment to the Fort Wayne National Corporation 1994 Stock Incentive Plan to increase the number of shares authorized for issuance under the Fort Wayne National Corporation 1994 Stock Incentive Plan from 450,000 to 1,350,000 in order to provide an adequate number of shares for the purposes of the Plan.

     The Board of Directors, therefore, recommends that the Shareholders adopt the following resolution:

     RESOLVED, that effective April 22, 1997, the following amendment shall be made to Section 1.3 of the Fort Wayne National Corporation 1994 Stock Incentive Plan:

     The first sentence of Section 1.3 shall be replaced by the following sentence:

          The sum of the number of shares of FWNC Common Stock for which Incentive Stock Options ("ISO's") and Non-Qualified Stock Options ("NQSO's") (both as defined in subsection 3.1) may be granted may not exceed 1,350,000.

          The remainder of Section 1.3 of said Plan shall remain unchanged and is hereby reconfirmed and restated.

OTHER RECENT AMENDMENT
     The Board of Directors has made 1 recent amendment to the Plan. The Plan, as originally adopted in 1994, required stock options of retired Participants to terminate on the first anniversary of the Participant's retirement, as approved by the Committee, from employment by the Corporation or a subsidiary. Effective October 17, 1995, Section 3.4(d) of the Plan was amended, with respect to stock options granted after November 15, 1994, to provide that stock options of retired Participants terminate on the fifth anniversary of the Participant's retirement, as approved by the Committee, from employment by the Corporation or a subsidiary. The amendment described above did not require ratification or approval by the Corporation's Shareholders.

BOARD OF DIRECTORS' RECOMMENDATION
     Adoption of Proposal No. 2 which would increase the number of shares of Common Stock of the Corporation available for the 1994 Stock Incentive Plan to 1,350,000 shares requires the affirmative vote of the holders of a majority of the Corporation's outstanding shares of Common Stock entitled to vote at the 1997 Annual Meeting of Shareholders. The Board of Directors recommends that you vote FOR Proposal No. 2.





                               PROPOSAL NO. 3

                           ELECTION OF DIRECTORS

     As of the Annual Meeting on April 22, 1997, the Board of Directors will consist of 20 members divided into 3 classes, A, B and C. Class A will be comprised of 6 members and Classes B and C will be comprised of 7 members each.

     James W. Rogers tendered his resignation as a Class C Director of the Corporation, to be effective May 31, 1996, due to business reasons which would impede his ability to serve on the Board. His resignation was accepted by the Board of Directors effective May 31, 1996. The Board of Directors filled this vacancy, in accordance with Article VII, Section 7.6, of the Amended Articles of Incorporation of the Corporation, by the appointment, of Dennis J. Schwartz, effective June 18, 1996, to serve the remaining term of Mr. Rogers which will expire at the 1997 Annual Meeting of Shareholders.

     Unfortunately a vacancy was created in Class B of the Board of Directors by the death of Richard C. Menge on November 28, 1996. The Board of Directors filled this vacancy, in accordance with Article VII, Section 7.6, of the Amended Articles of Incorporation of the Corporation, by appointment, of Julie
I. Walda, effective January 21, 1997, to serve the remaining term of Mr. Menge which will expire at the 1999 Annual Meeting of Shareholders.

     The term of office of Class C Directors expires at the Annual Meeting of Shareholders on April 22, 1997. The term of office of Class A Directors, none of whom will be voted on at this meeting, will expire at the Annual Meeting in 1998, and the term of office of Class B Directors, none of whom will be voted on at this meeting, will expire at the Annual Meeting in 1999. At each Annual Meeting, Directors are to be elected for a term of 3 years, to succeed those Directors whose terms expire at such meeting.

     At this year's Annual Meeting, 7 Class C Directors are to be elected, each to hold office for 3 years or until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the proxies, if authorized, for the election as Directors the 7 persons named below as nominees. All of the nominees are now Directors of the Corporation. In the event any nominee declines or is unable to serve as a Director (which is not anticipated), the persons named as Proxies reserve full discretion to vote for any other person who may be nominated. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock which are voted is required for the election of Directors.

     The following table sets forth with respect to each nominee for Director, and for each continuing Director, his/her age, principal occupation during the past 5 years, other positions he/she holds with the Corporation, if any, other directorships he/she holds, if any, the year in which he/she first became a Director of the Corporation (or Fort Wayne National Bank, if the Director was a Director of that bank prior to becoming a Director of the Corporation), and the number of shares of Common Stock of the Corporation beneficially owned, directly or indirectly, as at the close of business on February 14, 1997.


                 NOMINEES FOR ELECTION AS CLASS C DIRECTORS AT
                  ANNUAL MEETING TO BE HELD ON APRIL 22, 1997
                   FOR TERMS EXPIRING AT 2000 ANNUAL MEETING

                                              Shares of Common
                                              Capital Stock
                                              Beneficially
Names and Occupation              Director    Owned as of February    Percent
During Period Since 1991     Age   Since      14, 1997 (1)(2)        Owned
--------------------------   ---  --------    ---------------------   -------
ROBERT A. ANKER .........     55    1994              454               .004
American States Financial
Corporation (Property/Casualty
Insurance Holding Company), Chairman
and Chief Executive Officer
January 1997 to present, Director;
Lincoln National Corporation
(Insurance Holding Company),
President and Chief Operating
Officer to 1997;
Lincoln National Life
Insurance Company,
Chairman and Chief Executive
Officer to October 1996

THOMAS C. GRIFFITH........   66     l986           3,154               .024
Retired

MICHAEL J. McCLELLAND.....   49     1994           4,678 (3)           .036
Hardware Wholesalers, Inc.
(National Hardware Cooperative),
President and Chief Executive
Officer

PATRICK G. MICHAELS.......   50     l992          10,149 (5)           .078
Barrett & McNagny (Attorneys
at Law), Partner (4)
PATRICIA R. MILLER........   58     1994           1,066               .008
Vera Bradley Designs, Inc.
(Manufacturer of Designer
Luggage and Apparel),
President

                                                 Shares of Common
                                                 Capital Stock
                                                 Beneficially
Names and Occupations                Director    Owned as of February  Percent
During Period Since 1991        Age   Since      14, 1997 (1)(2)        Owned
-------------------------       ---  --------    --------------------  -------
DENNIS J. SCHWARTZ........      56     l996         1,178,102 (6)     9.095
Valley American Bank and Trust
Company, President; Chief
Executive Officer May 1996
to present

THOMAS M. SHOAFF..........      55     l976            87,606 (7)        .676
Baker & Daniels (Attorneys at
Law), Partner (4)

                        CLASS A DIRECTORS WHOSE TERMS
                        EXPIRE AT 1998 ANNUAL MEETING


                                                 Shares of Common
                                                 Capital Stock
                                                 Beneficially
Names and Occupations               Director     Owned as of February  Percent
During Period Since 1991      Age    Since       14, 1997 (1)(2)        Owned
------------------------      ---   --------     --------------------  -------
WALTER S. AINSWORTH.....       68     l982           3,322 (8)          .026
Retired; Tokheim
Corporation (Manufacturer of
Gasoline Dispensing
Equipment), Director

WILLIS E. ALT, JR........      53     1995          20,215 (9) (10)     .156
First National Bank of Warsaw,
President and Chief Executive
Officer

MICHAEL C. HAGGARTY......      62     l986          46,000 (9) (11)     .355
The Auburn State Bank, President
and Chief Executive Officer

                                                 Shares of Common
                                                 Capital Stock
                                                 Beneficially
Names and Occupations               Director     Owned as of February  Percent
During Period Since 1991      Age    Since       14, 1997 (1)(2)        Owned
-------------------------     ---   --------     --------------------  -------
M. JAMES JOHNSTON.......       55     l99l         44,241 (9) (12)       .342
Fort Wayne National Corporation
and Fort Wayne National Bank,
Chairman of the Board January
1997 to present; Chief Executive
Officer July 1996 to present;
President and Chief Administrative
Officer, prior

JACKSON R. LEHMAN.......       65     l976         84,191 (9) (13)       .650
Retired; Fort Wayne National
Corporation and Fort Wayne
National Bank, Chairman of
the Board to 1997;
Chief Executive Officer to
July 1996

JEFF H. TOWLES, M.D.....       68     1992            604                .005
Hughes Defense Communications
(Manufacturer of Electronic
Systems), Medical Director 1993
to present; Surgical Associates,
Inc., President to 1994

                            CLASS B DIRECTORS WHOSE TERMS
                            EXPIRE AT 1999 ANNUAL MEETING


                                                Shares of Common
                                                Capital Stock
                                                Beneficially
Names and Occupations                Director   Owned as of February   Percent
During Period Since 1991    Age       Since     14, 1997 (1)(2)         Owned
-------------------------   ---      --------   --------------------   -------
STANLEY C. CRAFT......       58        1993           1,204             .009
Retired; Essex Group, Inc.
(Manufacturer of Electric
Wire and Cable), President
and Chief Executive Officer
to March 1996

RICHARD B. DONER......       64        l982           2,623 (14)        .020
Doner & Associates
(Management Consultant),
President

JON F. FULLER.........       52        1993           3,772 (15)        .029
Turf Specialties Corporation
(Wholesale Distributor of
Turf Products), President

JOANNE B. LANTZ.......       65        l990           1,498             .012
Retired; Indiana University-
Purdue University at Fort
Wayne, Chancellor to 1994

PAUL E. SHAFFER.......       70        l967          94,183 (16)        .727
Retired; Fort Wayne National
Corporation and Fort Wayne
National Bank, Chairman
Emeritus of the Board to 1996;
Vice Chairman of the Board to 1994

JULIE I. WALDA........       46        1997           5,200 (17)        .040
The Journal-Gazette Company
(Newspaper Publishing Company),
Vice President; The Journal-
Gazette (Newspaper), Publisher
January 1997 to present;
Assistant Publisher, prior

                                                 Shares of Common
                                                 Capital Stock
                                                 Beneficially
Names and Occupations                 Director   Owned as of February  Percent
During Period Since 1991     Age       Since     14, 1997 (1) (2)       Owned
-------------------------    ---      --------   --------------------  -------
DON A. WOLF........           67        l972          11,512 (18)       .089
Retired; Clarcor Co.
(Manufacturer of Packaging
and Filters), Director


(l) All Executive Officers and Directors as a group (28 persons, including those named above) owned beneficially on February 14, l997, an aggregate of 1,716,393 shares of the Corporation's Common Stock, which represented 13.251% of total shares then outstanding, including stock options currently exercisable, and stock options exercisable within 60 days. These shares include: 22,465 shares beneficially owned by Stephen R. Gillig, one of the named executive officers in the Summary Compensation Table which represented .173% of total shares then outstanding and includes currently exercisable stock options, and stock options exercisable within 60 days, to purchase 11,749 shares; and 23,318 shares beneficially owned by Michael J. Eikenberry, one of the named executive officers in the Summary Compensation Table which represented .180% of total shares then outstanding, and includes 6,744 shares held in a trust as to which shares Mr. Eikenberry has voting and investment power, and currently exercisable stock options, and stock options exercisable within 60 days, to purchase 11,749 shares.

(2) Notwithstanding disclaimers of beneficial ownership by the person named, the beneficial interest of spouses and children who share the same home as the person named are included in the above schedule, but shares in which other relatives have a beneficial interest are excluded.

(3) Includes 600 shares consisting of 300 shares owned by each of Mr. McClelland's 2 minor sons.

(4) The law firms of Barrett & McNagny and Baker & Daniels rendered legal services to the Corporation and its subsidiary banks during l996 and will do so in l997. Patrick G. Michaels is a partner in the law firm of Barrett & McNagny and Thomas M. Shoaff is a partner in the law firm of Baker & Daniels.

(5)  Includes 370 shares owned by Mr. Michaels' spouse.

(6) All shares are held by a partnership of which Mr. Schwartz is a general partner. Of the shares presented, 714,585 shares are currently in the form a derivative security, which shares are convertible into Common Stock of the Corporation at the discretion of the Shareholder. As of February 14, 1997, the derivative shares had not been converted into Common Stock of the Corporation, therefore, those shares cannot be voted.

(7) Includes 8,500 shares in a trust as to which shares Mr. Shoaff has voting and investment power, and 1,290 shares consisting of 430 shares owned by each of Mr. Shoaff's 3 minor sons.

(8)  Includes 300 shares owned by Mr. Ainsworth's spouse.

(9) Includes shares under stock options currently exercisable under the Corporation's Stock Incentive Plan but, since these options have not been exercised, those shares cannot be voted. The following Directors have currently exercisable stock options, and stock options exercisable within 60 days, to purchase the following numbers of shares: M. James Johnston, 26,249; Jackson R. Lehman, 47,204; Willis E. Alt, Jr., 7,250; and
     Michael C. Haggarty, 4,000.

(10) Includes 5,635 shares owned by Mr. Alt's spouse and 1,000 shares in a trust as to which shares Mr. Alt has voting and investment power.

(11) Includes 150 shares owned by Mr. Haggarty's spouse and 41,000 shares in a trust as to which shares Mr. Haggarty has voting and investment power.

(12) Includes 3,750 shares owned by Mr. Johnston's spouse and 614 shares owned by one of Mr. Johnston's adult sons. Also includes 720 shares owned by the mother of Mr. Johnston's spouse, as to which shares Mr. Johnston's spouse has voting power and investment power, but disclaims beneficial ownership.

(13) Includes 12,300 shares owned by Mr. Lehman's spouse.

(14) Includes 869 shares owned by Mr. Doner's spouse.

(15) Includes 894 shares owned by Mr. Fuller's spouse and 625 shares owned by Mr. Fuller's adult daughter.

(16) Includes 10,000 shares owned by Mr. Shaffer's spouse and 10,000 shares held in an Indiana nonprofit corporation as to which shares he shares voting and investment power.

(17) Includes 5,000 shares held by a foundation as to which shares Ms. Walda shares voting and investment power.

(18) Includes 8,100 shares held in a trust as to which shares Mr. Wolf shares voting and investment power, but disclaims beneficial ownership.

               BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     All members of the Board of Directors of the Corporation also serve as members of the Board of Directors of Fort Wayne National Bank. Both the Corporation and that Bank held 12 regularly scheduled meetings and 1 special meeting during 1996. In 1996, all directors, except M. James Johnston, Jackson R. Lehman, Dennis J. Schwartz, Willis E. Alt, Jr. and Michael C. Haggarty, were paid a monthly retainer of $300 for serving on the Board, an attendance fee of $350 for each Board meeting attended, and $300 for each committee meeting attended. In 1996, Willis E. Alt, Jr. and Michael C. Haggarty were paid a monthly retainer of $300 for serving on the Board, and an attendance fee of $350 for each Board meeting attended, for the months of January and February. Pursuant to the Corporation's Nonemployee Director Stock Incentive Plan, directors who are not employees of any subsidiary bank of the Corporation were each awarded 120 shares of the Corporation's Common Stock on April 16, 1996. On said date, the Corporation's Common Stock had a fair market value of $30.00 per share.

     The Board of Directors has, in addition to other committees, an Audit Committee, a Compensation Committee and a Nominating Committee.

     THE AUDIT COMMITTEE, comprised of R. Doner (Chairperson), S. Craft,
T. Griffith and M. McClelland, held 4 meetings during 1996. The functions performed by the Audit Committee include: making recommendations to the Board of Directors with respect to the selection of the Corporation's independent auditors for the ensuing year; reviewing the independence of the independent auditors; reviewing actions by management on the independent auditors' and internal auditors' recommendations; meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Corporation's system of internal control and internal audit procedures; and reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in said reports. To promote independence of the audit function, the Committee consults separately and jointly with the independent auditors, the internal auditors and management.

     THE COMPENSATION COMMITTEE, comprised of D. Wolf (Chairperson), S. Craft,
R. Menge (until his death on November 28, 1996) and J. Rogers (until his resignation effective as of May 31, 1996), held 3 meetings during 1996. The functions performed by the Compensation Committee include meeting with the executive officers and making recommendations to the Board of Directors with respect to officers' salaries and the setting of awards in compliance with the Corporation's employee benefit plans.

     THE NOMINATING COMMITTEE, comprised of D. Wolf (Chairperson),  J. Lantz,
T. Shoaff and R. Menge (until his death on November 28, 1996), held 1 joint meeting with the Board of Directors during 1996. The functions performed by the Nominating Committee include making recommendations to the Board of Directors with respect to nominees for election as Directors at the Annual Meeting and nominees to fill vacancies on the Board of Directors between annual meetings. The Committee will consider nominees recommended by Shareholders in making its recommendations. Shareholders desiring to make such recommendations should submit any such candidate's name in writing, together with biographical information and written consent to nomination to:
Secretary, Fort Wayne National Corporation, P.O. Box 110, Fort Wayne, Indiana 46801. In order for such recommendations to receive consideration by the Nominating Committee for the next Annual Meeting, they should be received no later than December 31, 1997.

     During the year 1996 each Director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and respective committees on which he/she served except Walter S. Ainsworth, who attended 63% of the meetings and Robert A. Anker, who attended 46% of the meetings.


                               EXECUTIVE COMPENSATION

     For the purposes of the following discussion of Executive Compensation and the Compensation Committee Report, the words "Bank" or "Banks", when used without designation of a specific subsidiary bank, means the subsidiary bank or banks involved.

     The following table sets forth information concerning all compensation for services in all capacities paid or accrued by subsidiary Banks during 1996 for the Chief Executive Officer of the Corporation and each of the 4 most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceeds $100,000. The Corporation pays no compensation to its officers, all of whom are compensated as officers of subsidiary Banks.
The Corporation has no employees other than its officers.


                          SUMMARY COMPENSATION TABLE

                                                Long Term Compensation
                                              -------------------------------
                         Annual Compensation    Awards          Payouts
                         -------------------  ----------------  -------------
                                                       Securi-
                                                       ties
                                       Other   Restr-  Under-
Name                                   Annual  icted   lying    LTIP All Other
and                                    Compen- Stock   Options/ Pay- Compen-
Principal              Salary  Bonus   sation  Award-  SARs (#) outs sation($)
Position          Year   ($)   ($)(1)   ($)    (s)($)     (2)    ($)    (3)
----------------- ---- ------- ------- ------- ------- -------- ---- --------
M. James Johnston 1996 225,000  95,625    0       0     18,000    0    22,500
Chairman of the   1995 212,000  68,000    0       0      8,000    0    21,200
Board and Chief   1994 192,000  84,000    0       0     13,000    0    19,200
Executive Officer
of the Corporation
and Fort Wayne
National Bank

Jackson R.        1996  330,000 140,250   0       0     12,000    0    33,000
 Lehman (3)       1995  315,000 100,000   0       0     10,000    0    31,500
                  1994  295,000 127,000   0       0     15,000    0    29,500

Stephen R. Gillig 1996  126,000  64,000   0       0     10,000    0    12,600
President, Chief  1995  116,000  41,000   0       0      4,000    0    11,600
Administrative    1994  108,500  47,000   0       0      6,000    0    10,850
Officer and Sec-
retary of the
Corporation and
Secretary of Fort
Wayne National
Bank

Dennis J.         1996  102,083  55,000   0       0      5,000    0    17,500
 Schwartz (4)
President and Chief
Executive Officer of
Valley American Bank
and Trust Company

Michael J.        1996  111,000  45,000   0       0      8,000    0    11,100
 Eikenberry       1995  102,000  36,000   0       0      4,000    0    10,200
Executive Vice    1994   95,000  46,000   0       0      6,000    0     9,500
President and
Chief Lending
Officer of the
Corporation and
Wayne National Bank


(1) Includes cash compensation received under the Corporation's Annual Management Incentive Compensation Plan, described in the Compensation Committee Report of this Proxy Statement.

(2) Includes only deferred compensation under the Corporation's Savings and Profit Sharing Plan, described in the Compensation Committee Report of this Proxy Statement.

(3) Mr. Lehman retired from his duties as Chairman of the Boards of the Corporation and Fort Wayne National Bank on December 31, 1996, and his duties as Chief Executive Officer of the Corporation and Fort Wayne National Bank on June 30, 1996. Mr. Lehman will continue to serve as a Director of the Corporation and Fort Wayne National Bank.

(4) The Corporation acquired Mr. Schwartz's employer, Valley American Bank and Trust Company, effective June 1, 1996. Mr. Schwartz's compensation, as presented, represents compensation received by him, or accrued to his benefit, during the last 7 months of 1996.



     The following table sets forth information concerning individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs"), and freestanding SARs made during 1996 to each of the named executive officers.


                    OPTION/SAR GRANTS IN 1996 (1)(2)

                                                                  Grant Date
                                   Individual Grants                Value
               -----------------------------------------------   ------------

               Number of    Percent
               Securities   of Total
               Underlying   Options/SARs
               Options/SARs Granted to    Exercise or             Grant Date
               Granted      Employees in  Base Price  Expira-    Present Value
  Name           (#)        Fiscal Year     ($/Sh)    tion Date    ($) (3)
-------------- ------------ ------------  ----------- ---------  -------------

M. James
 Johnston        18,000        9.69%        32.125     8/16/01     122,600

Jackson R.
 Lehman          12,000        6.46%        32.125     8/16/01      81,733

Stephen R.
 Gillig          10,000        5.39%        32.125     8/16/01      68,111

Dennis J.
 Schwartz         5,000        2.69%        32.125     8/16/01      34,056

Michael J.
 Eikenberry       8,000        4.31%        32.125     8/16/01      54,489


(1) The Compensation Committee of the Board of Directors is responsible for the administration of the Corporation's Stock Incentive Plan, described in the Compensation Committee Report of this Proxy Statement. All options currently outstanding under the Plan are generally exercisable on a graduated basis over a 4 year period.

(2) No associate of any director, executive officer, or nominee has received any options under the Plan. No other person is likely to receive 5% of the pool of shares of Common Stock reserved for use in the granting of options under the Plan.

(3) Grant Date Present Value was calculated by utilizing a modified Black-Scholes pricing model.



The following table sets forth information concerning each exercise of stock options (or tandem SARs) and freestanding SARs during 1996 by each of the named executive officers and the December 31, 1996 value of unexercised in-the-money options and SARs.

                  AGGREGATED OPTION/SAR EXERCISES IN 1996
                  AND DECEMBER 31, 1996 OPTION/SAR VALUES

                                        Number of              Value of
                                        Securities Underlying  Unexercised
                                        Unexercised            in-the-Money
                Shares                  Options/SARs           Options/SARs
                Acquired                At December 31,        At December 31,
                on           Value      1996 (#)               1996 ($)
                Exercise     Realized   Exercisable/           Exercisable/
   Name            (#)         ($)      Unexercisable          Unexercisable
--------------  ---------    --------   ---------------------  ---------------
M. James
 Johnston       12,600       138,600    24,249/35,750          251,612/295,246

Jackson R.
 Lehman         22,500       250,313    61,000/     0          585,872/      0

Stephen R.
 Gillig         11,250       144,438    10,749/18,250          111,676/147,060

Dennis J.
 Schwartz            0             0         0/ 5,000                0/ 29,375

Michael J.
 Eikenberry      6,000        65,250    10,749/16,250          111,675/135,309

The following table shows the estimated annual benefits payable on retirement at normal retirement age to individuals with specified final average compensation and credited years of service under the Corporation's non-contributory Retirement Plan (1) and Benefits Restoration Plan (2).

                             PENSION PLAN TABLE

Final Average
Annual                             Years of Service (3)
Compensation      15        20        25        30       35        40
-------------  --------  --------  --------  -------- -------- ---------
$ 75,000       $ 14,063  $ 18,750  $ 23,438  $ 28,125 $ 32,813 $ 37,500
 100,000         18,750    25,000    31,250    37,500   43,750   50,000
 125,000         23,438    31,250    39,063    46,875   54,688   62,500
 150,000         28,125    37,500    46,875    56,250   65,625   75,000
 175,000         32,813    43,750    54,688    65,625   76,563   87,500
 200,000         37,500    50,000    62,500    75,000   87,500  100,000
 225,000         42,188    56,250    70,313    84,375   98,438  112,500
 250,000         46,875    62,500    78,125    93,750  109,375  125,000
 275,000         51,563    68,750    85,938   103,125  120,313  137,500
 300,000         56,250    75,000    93,750   112,500  131,250  150,000
 325,000         60,938    81,250   101,563   121,875  142,188  162,500
 350,000         65,625    87,500   109,375   131,250  153,125  175,000
 375,000         70,313    93,750   117,188   140,625  164,063  187,500
 400,000         75,000   100,000   125,000   150,000  175,000  200,000
 425,000         79,668   106,250   132,813   159,375  185,938  212,500

(1) The Corporation's non-contributory Retirement Plan is a defined benefit pension plan. Fort Wayne National Bank serves as trustee under the Plan. All salaried employees of the Banks are eligible to participate, together with certain hourly employees. Directors who are not employees of a Bank are not eligible to participate. Participation commences for an employee on the January 1st or July 1st following his/her attainment of age 21 and his/her completion of 1 year of service with a Bank. A Participant is 100% vested in his/her accrued benefit after he/she has 5 years of service with a Bank. The amount of a Participant's monthly retirement income payable on his/her normal retirement date is 1.25% of his/her average monthly base salary multiplied by his/her years of credited service, provided that his/her monthly retirement income shall not exceed 50% of his/her average monthly earnings, as determined on any 5 consecutive anniversary dates coincident with or preceding his/her normal retirement date. Benefits are paid from the Plan in various forms of annuities, which are actuarially equivalent.

(2) The Corporation's Benefits Restoration Plan restores to eligible participants certain benefits or contributions not available to such individuals under the Corporation's non-contributory Retirement Plan, Savings and Profit Sharing Plan, Long Term Disability Plan, and Group
     Life Insurance Plan (all of which plans are hereinafter collectively referred to as "Employee Benefit Plans"). The Benefits Restoration Plan restores benefits that are otherwise not available as a result of the imposition of Internal Revenue Code section 415 (which places certain limitations on the amount of contributions and/or benefits an individual may receive from a qualified retirement plan), Internal Revenue Code section 401(a)(17) (which limits the amount of compensation of an individual that may be considered for qualified retirement plan purposes), and certain underwriting or plan provisions which impose dollar maximums or limits that restrict benefits based on pay levels. Participation in the Benefits Restoration Plan is limited to those employees of any of the Banks who participate in the Employee Benefit Plans and whose participation in the Benefits Restoration Plan is approved by both the Board of Directors of the Corporation and the Board of Directors of the Bank which employs such individual. As of December 31, 1996, M. James Johnston and Jackson R. Lehman are the only individuals named in the Summary Compensation Table who are participants in the Benefits
     Restoration Plan. A participant's benefits are generally payable from the Benefits Restoration Plan in the same manner and at the same time as benefits are payable to the participant or the participant's beneficiary under the applicable employee benefit plan to which the benefit restoration feature applies. The benefits under the Benefits Restoration Plan are not funded and are payable out of the general assets of the Banks.

(3) The years of service credited under the Plan to the individuals named above are: M. James Johnston, 29 years; Jackson R. Lehman, 40 years; Stephen R. Gillig, 19 years; Dennis J. Schwartz 1 year; and Michael J. Eikenberry, 31 years.

                      CHANGE OF CONTROL ARRANGEMENTS

     The Compensation Committee of the Board of Directors is responsible for the administration of the Corporation's Executives' Change of Control Benefit Plan, described in the Compensation Committee Report of this Proxy Statement.


                       COMPENSATION COMMITTEE REPORT

     This report shall not be deemed as proxy soliciting material, material filed with the SEC or material incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The compensation of the Chief Executive Officer of the Corporation, and of each of the executive officers named in the Summary Compensation Table, is established by the Board of Directors of the Corporation based upon the recommendation of the Compensation Committee. The performance of the Corporation in 1996, relative to comparable bank holding companies, was favorable and it is the policy of the Compensation Committee to compensate its Chief Executive Officer, and the named executive officers, based upon performance of the Corporation and individual contributions to such performance. In establishing the compensation of the named executive officers, the Compensation Committee utilizes the same factors and criteria upon which the Chief Executive Officer's compensation is determined.

     The components of the compensation of the Chief Executive Officer and each of the named executive officers are: (a) base salary; (b) Management Incentive Compensation Plan; (c) Savings and Profit Sharing Plan; (d) Stock Incentive Plan; (e) non-contributory Retirement Plan and Benefits Restoration Plan; (f) Executives' Change of Control Benefit Plan; and (g) perquisites.

BASE SALARY

     The Compensation Committee utilizes executive compensation studies, including studies prepared by nationally recognized compensation consulting companies and public accounting firms, to establish the Chief Executive Officer's base salary, the base salaries of other executive officers, including those named in the Summary Compensation Table, and the salaries of other employees. The Corporation is included in these studies.

     The primary objective of the Compensation Committee is to establish a base salary that is competitive with other bank holding companies in the Midwest with an emphasis toward more variable compensation linked to the Corporation's overall performance. Because the Corporation competes with other banks in the Midwest in hiring and retaining executive employees, it utilizes these studies in establishing executive compensation, which reflects compensation paid by the Corporation's competitors. The base salary of the Chief Executive Officer for 1996 was $225,000, which was in the lower half of comparable bank holding companies included in the studies utilized.

     The Corporation competes with several non-bank holding companies with respect to stock value and, while several bank holding companies in the Midwest are included in the peer group disclosed in the Performance Graph section of this Proxy Statement, the Corporation utilizes the Standard & Poors 500 Stock Index and the Keefe, Bruyette and Woods, Inc. KBW 50 Index in the preparation of its Performance Graph because the companies included in those indices are the companies with whom the Corporation competes for investors.

MANAGEMENT INCENTIVE COMPENSATION PLAN

     The Compensation Committee administers the Corporation's Management Incentive Compensation Plan. All employees whose salaries, as determined by the Board of Directors, are in a certain salary grade level, or above, are Participants in this Plan. In 1996, all the executive officers, and other key officers of the Banks, were Participants in this Plan. This plan was designed and adopted to achieve the following objectives: (a) encourage Participants to achieve superior performance of their duties and to better their services; (b) provide executive compensation which is competitive with other banks and provide the potential for payment of meaningful cash awards; (c) attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities; (d) motivate and reward those members of management who contribute to the success of the Corporation; (e) increase the profitability and growth of the Corporation in a manner which is consistent with other goals of the Corporation, its stockholders and its employees; and (f) allow for flexibility which permits revision and strengthening of the Plan from time to time to reflect changing organizational goals and objectives.

     The Management Incentive Compensation Plan bonus paid to the Chief Executive Officer, and to each of the named executive officers, is tied to:
(a) the Corporation's earnings for the year; (b) its return on shareholders' equity for the year; and (c) its return on average assets for the year. Performance targets for the Corporation are established by the Compensation Committee at the beginning of each year consistent with the profit plan of the Corporation as approved by the Board of Directors. An incentive compensation fund is established at incremental levels with respect to the target levels. Threshold levels are established below which no incentive compensation for the year will be paid by the Corporation.

     The Participants in the Corporation's Management Incentive Compensation Plan are divided into 3 groups, to each of which the Compensation Committee annually assigns performance goals for the year based upon: (a) the Corporation's income before security transactions for the year (IBST) as reported in the Corporation's Annual Report to Shareholders; (b) its return on Shareholders' equity for the year (ROE) computed by dividing income before security transactions by the Shareholders' equity of the Corporation at the beginning of the calendar year as reported in the Corporation's Annual Report to Shareholders; and (c) its return on average assets (ROAA) computed by dividing the mean of its daily average assets by its net income for the year. The amount of the fund for each group is based upon a percent (determined annually) of the aggregate base salaries of the Participants in the group.
The allocation of the fund among the Participants in the group is determined by the Compensation Committee annually, based upon recommendations by the Chief Executive Officer of the Corporation. For the year 1996, 36% of the total award was based upon the IBST goal, 39% on the ROE goal, and 25% on the ROAA goal. The Compensation Committee may authorize up to 20% of the fund to be carried over for 1 year. None of the total fund has been carried over to 1997.

     For 1996, the IBST goal was met, and each the ROE goal and the ROAA goal was exceeded. The Management Incentive Compensation Plan bonus granted to the Chief Executive Officer for 1996 was $95,625. This bonus was 43% of the Chief Executive Officer's base salary and, based upon the executive compensation studies used, was consistent with the average incentive bonus paid to chief executive officers of comparable bank holding companies.

SAVINGS AND PROFIT SHARING PLAN

     The Corporation's Savings and Profit Sharing Plan is a defined contribution savings retirement plan, with an individual account for each Participant. Fort Wayne National Bank serves as trustee under the Plan. All salaried employees of the Banks are eligible to participate, together with certain hourly employees. Participation commences for an employee on the January 1st or July 1st following his/her completion of 1 year of service with a Bank. Participants are entitled to 100% vesting after achieving 5 years of service. The Corporation contributes to the plan each year a sum which is the same percentage of its pre-tax net operating earnings (not less than 6% nor more than 10%) as its net operating earnings after tax and plan contributions bear to total Shareholders' equity at the beginning of the year, but, (a) no contribution is made if those earnings after tax and plan contributions are less than 6% of total Shareholders' equity and, (b) the contribution may not exceed 10% of the annual compensation (defined as total cash compensation exclusive of bonuses and the cost of group term life insurance) of all Participants for the year. The contributions are allocated pro rata among Participants on the basis of their annual compensation. Participants are entitled to make voluntary non-deductible contributions to their accounts. Participants may make salary-reduction contributions pursuant to Internal Revenue Code Section 401(k). A Participant or his/her beneficiary is entitled to receive his/her vested account balance in the event of the Participant's death, retirement, or termination of employment for any reason. Benefits may be paid either in a lump sum or in installments.

     For 1996, the Corporation's net operating earnings after tax and plan contributions was greater than 10% of total Shareholders' equity at the beginning of 1996. Consequently, the Corporation contributed 10% of annual compensation for 1996 to this Plan. The amount allocated to the Chief Executive Officer for 1996 pursuant to the Corporation's Savings and Profit Sharing Plan was $22,500.

STOCK INCENTIVE PLAN

     The Compensation Committee administers the Corporation's Stock Incentive Plan. The Committee may select any officer or key employee of the Corporation or any of its subsidiaries to participate in the Plan and determines the type and amount of the award to be granted to any Participant. Under the Plan, 2 types of stock options, Incentive Stock Options and Non-Qualified Stock Options, to purchase Common Stock of the Corporation may be awarded by the Committee. The Committee determines the specific terms and conditions of such stock options within the limits of the Plan. Under either type of stock option, the option price per share may not be less than the fair market value of a share of Common Stock on the date of the grant. Except in the event of death, disability or retirement of the Participant, or in the event of a change of control of the Corporation, the stock options may not be exercised before the first anniversary of the grant. The right to exercise the stock option must terminate by the earliest of the tenth anniversary of the grant, the first anniversary of the Participant's death or disability, or the fifth anniversary of the Participant's retirement, or the date on which the Participant terminates employment for any other reason. The Committee may also award a stock appreciation right in conjunction with either type of stock option described above. Under a stock appreciation right, the Participant may surrender all or any part of the related stock option, described above, and receive in exchange payment of no more than 100% of the increase in the fair market value of shares of Common Stock since the date of grant. The Committee may limit the payment on exercise of a stock appreciation right to less than 100% of the increase in value or set a maximum amount of payment. Payment may be made in cash, in shares of Common Stock of the Corporation, or in a combination thereof. All stock options currently outstanding are generally exercisable on a graduated basis over a 4 year period. During 1996, the Committee awarded grants to purchase a total of 185,700 shares, including awards granted to the Chief Executive Officer to purchase 18,000 shares.

NON-CONTRIBUTORY RETIREMENT PLAN AND BENEFITS RESTORATION PLAN

     The Corporation's non-contributory Retirement Plan is a defined benefit plan pursuant to which benefits accrue as a function of the employee's income and credited years of service. The Corporation's Benefits Restoration Plan restores to eligible employees certain benefits or contributions not available to such individuals under the Corporation's non-contributory Retirement Plan, Savings and Profit-Sharing Plan, Long Term Disability Plan, and Group Life Insurance Plan, which would not otherwise be available because of limitations imposed by the Internal Revenue Code.

CHANGE OF CONTROL BENEFIT PLAN

     Recognizing that an unforeseen change of control is unsettling to the Corporation's key executives, on January 21, 1997, the Board adopted the Fort Wayne National Corporation Executives' Change of Control Benefit Plan ("Executives' Change of Control Plan") for the following reasons: (1) to encourage attraction and the continued employment of certain executives notwithstanding the possibility, threat or occurrence of a change of control;
(2) to enable such executives, if the Corporation is under a proposal for a change of control, to help the Board assess the proposal and advise what would be in the best interests of the Corporation, its shareholders, and customers of the Banks without being unduly influenced by the uncertainty of continued employment; (3) to demonstrate to executives the desire of the Corporation to treat them fairly; and (4) to provide such executives with compensation and benefits upon a change of control which are competitive with other corporations and are designed to ensure that expectations of the executives will be satisfied.

     Executives eligible for participation in the Executives' Change of Control Plan ("Eligible Executives") are the employees, of the Corporation and/or the Banks, determined by the Compensation Committee. All Named Executive Officers will be Eligible Executives during 1997. Pursuant to the Executives' Change of Control Plan, the Corporation will enter into agreements with Eligible Executives to provide severance benefits in the event that within specified periods of time after a change of control of the Corporation has occurred (1) the Corporation terminates their employment for any reason other than cause, death or disability, or (2) the Eligible Executive terminates employment for good reason, such as a change in the Eligible Executives' responsibilities, a reduction in salary benefits, or relocation. Any termination of employment by the Chief Executive Officer of the Corporation during the 30 day period commencing with the first anniversary of a change of control is deemed to be for good reason under the Executives' Change of Control Plan.

     The benefit to which an Eligible Executive would be entitled under the terms of the Executives' Change of Control Plan is in the case of the Chief Executive Officer and the Chief Administrative Officer 300%, in the case of an Eligible Executive who is an officer of the Corporation 200%, and in the case of an Eligible Executive who is not an officer of the Corporation 150%, of (1) the Eligible Executive's annual base salary based on the highest amount of base salary paid during the calendar year preceding termination, plus (2) the average of the prior 3 years' performance bonuses actually paid. This benefit is reduced by the present value (determined as provided in Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended) of any other amount of severance relating to salary or bonus continuation to be received by the Eligible Executive under any severance plan, policy or arrangement of the Corporation. This benefit is also reduced by the amount, if any, which exceeds the deduction limitation on remuneration imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, an Eligible Executive would be entitled to benefits such as the continuation of certain benefits under the welfare benefit plans in which he or she participates, immediate and 100% vesting in all retirement benefits and the value of certain unexercisable stock options and restricted stock. The Corporation must reimburse an Eligible Executive any and all legal fees and expenses incurred by the Eligible Executive relating to enforcing the Corporation's obligations under the Executives' Change of Control Plan. The Executives' Change of Control Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which Eligible Executives may have with the Corporation or the Banks.

PERQUISITES

     The Compensation Committee annually establishes perquisites for the Chief Executive Officer, and other employees of the Banks including the named executive officers, based upon perquisites provided to chief executive officers, and other employees, of similar institutions and based upon the perceived needs of the Corporation to make such perquisites available for purposes of competition in its market. The value of perquisites provided to the Chief Executive Officer and other employees of the Banks is less than the threshold reporting requirement of the proxy rules.

TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The total compensation of the Chief Executive Officer for 1996 was $343,125, excluding the non-contributory Retirement Plan, Benefits Restoration Plan and perquisites. The executive compensation studies utilized indicate that the compensation for the Chief Executive Officer of the Corporation is in the lower half of compensation of chief executive officers of similar size bank holding companies in the Corporation's geographic market area.

COMPENSATION COMMITTEE MEMBERS

     The following Directors served on the Compensation Committee of the Board of Directors of the Corporation in 1996:

          Don A. Wolf, Chairman       Jon F. Fuller
          Robert A. Anker             Thomas C. Griffith
          Stanley C. Craft


                         PERFORMANCE GRAPH

     The following graph (1) compares the yearly change in the cumulative total shareholder return on the Common Stock of the Corporation (FWNC) with the cumulative total return of the Standard & Poor's 500 Stock Index (S & P
500) and the Keefe, Bruyette and Woods, Inc. KBW 50 Index (KBW 50), assuming reinvestment of dividends.

     COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG FORT WAYNE
        NATIONAL CORPORATION, S & P 500 INDEX AND KBW 50 INDEX

                  1991    1992     1993     1994    1995     1996
                 ------  ------   ------   ------  ------   ------
TOTAL RETURN (3)

FWNC             100.0    126.66  109.91   118.94   148.74   185.03

S & P 500        100.0    107.61  118.46   120.02   165.13   203.11

KBW 50 (2)       100.0    127.42  134.48   127.62   204.4    289.15



(1) This graph shall not be deemed as proxy soliciting material, material filed with the SEC or material incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(2) The KBW 50 Index is made up of 50 of the nation's most important banking companies, including all money-center and most major regional banks, and is meant to be representative of the price performance of the nation's large banks. The KBW 50 Index is calculated in the same manner as the S & P 500 Index. Both are market-capitalization-weighted indices.

(3) Total Return is based upon the assumption of the investment on January 1, 1992, of $100, in each, the Common Stock of the Corporation, the stocks included in the S & P 500 Index and the stocks included in the KBW 50 Index.

                           INDEBTEDNESS OF MANAGEMENT

     All directors, nominees for election as directors, and executive officers of the Corporation, and certain members of the immediate families of such persons, and certain corporations and organizations with which such persons are associated, were customers of, and had banking transactions with, the Corporation's subsidiary banks in the ordinary course of business during 1996. All loans and commitments for loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the applicable subsidiary bank of the Corporation, did not involve more than a normal risk of collectibility or present other unfavorable features.

                                 PROPOSAL NO. 4

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors proposes, for the approval of the Shareholders at the Annual Meeting, the selection of the firm of Ernst & Young LLP as independent auditors for the Corporation for the fiscal year ending
December 31, 1997. They have served the Corporation and Fort Wayne National Bank continuously for many years. Although approval by Shareholders of the Corporation's auditors is not required, the Corporation deems it desirable to submit such selection for approval by the Shareholders. Ernst & Young LLP served as independent auditors for the year ending December 31, 1996. A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he/she so desires. That representative will be available to respond to questions relating to their audit of the Corporation's financial statements submitted in writing before the meeting or raised orally through the Chairman of the meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. The Corporation has designated an officer who is available to the Corporation's Reporting Persons to assist them in filing the required reports, and the Corporation circulates periodic transaction reminders and other materials to promote compliance with Section 16(a). To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Reporting Persons were complied with during the year ended December 31, 1996. With respect to the year ended December 31, 1995, Patricia R. Miller filed 1 late report in 1996 covering 1 transaction.


                             OTHER BUSINESS

     The Management of the Corporation knows of no other matters to be considered at the meeting. However, if any matters other than those referred to herein should properly come before the meeting, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment.


                          SHAREHOLDER PROPOSALS

     Any Shareholder who intends to present a proposal for action at the 1997 Annual Meeting of Shareholders and desires that such proposal be included in the Proxy Statement and Proxy for such meeting must furnish the proposal in writing to the Secretary of the Corporation no later than December 31, 1997.

                                        By Order of the Board of Directors



                                        M. James Johnston
                                        Chairman of the Board


Fort Wayne, Indiana
March 19, 1997

                                 EXHIBIT A

                      FORT WAYNE NATIONAL CORPORATION
                         1994 STOCK INCENTIVE PLAN
                              (1997 EDITION)

                                 Section 1

                                  General

1.1 Effective Date and Purpose. Fort Wayne National Corporation, an Indiana corporation ("FWNC"), has established the FORT WAYNE NATIONAL CORPORATION 1994 STOCK INCENTIVE PLAN (the "Plan") effective as of January 18, 1994 (the "Effective Date"), subject to approval of the Plan at the 1994 Annual Meeting of FWNC shareholders by the holders of a majority of the shares of FWNC stock entitled to vote at that meeting. The purpose of the Plan is to promote the long-term financial performance of FWNC by (a) attracting and retaining executive and other key employees of FWNC and its Subsidiaries (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other major banking corporations; (b) motivating such employees to further the long-range goals of FWNC; and (c) furthering the identity of interests of participating employees and FWNC shareholders through opportunities for increased employee ownership of FWNC common stock.

1.2 Plan Administration. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

     (a)  interpret the provisions of the Plan;

     (b) adopt, amend and rescind rules and regulations for the administration of the Plan;

     (c) impose such limitations, restrictions and conditions upon grants and awards under the Plan as it shall deem appropriate; and

     (d) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

     provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than two members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without a meeting.

          At any date, the members of the Committee shall be those members of the Compensation Committee of the Board of Directors of FWNC who are Disinterested Persons, that is those members not eligible, and who have not been eligible within one year preceding service on the Committee, to participate in the Plan or any other plan of FWNC or a Subsidiary under which stock options or stock appreciation rights of FWNC or a Subsidiary are granted. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members, and appoint new members in substitution, but in all events such new members shall be Disinterested Persons. Participation in the Fort Wayne National Corporation 1994 Nonemployee Director Stock Incentive Plan, which is a formula plan under Rule 16b-3(c)(2) under the Securities Exchange Act of 1934, shall not disqualify a director from being a Disinterested Person for purposes of administering this Plan.

1.3 Shares Available. The sum of the number of shares of FWNC common stock for which Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs") (both as defined in subsection 3.1) may be granted may not exceed 1,350,000. If all or a portion of an ISO or NQSO expires or is terminated without having been exercised in full and without having been surrendered to exercise any related Stock Appreciation Right ("SAR") (as defined in subsection 4.1) then the number of shares which are forfeited or not purchased shall again be available for purposes of making grants under this Plan. The shares of FWNC common stock delivered pursuant to the Plan shall be authorized but unissued shares or reacquired shares held by FWNC as treasury shares (including shares purchased in the open market). In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of FWNC which affects the FWNC common stock, appropriate adjustment, as determined by the Board of Directors of FWNC (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or by subject to options under the Plan. The number of shares for which options may be granted under this Plan has been established contemporaneously with action taken by FWNC to declare a three-for-two stock split effective in April, 1994. Accordingly, no further adjustment to either the number of shares for which options may be granted under this Plan, or options granted under this Plan, if any, shall be made on account of the April, 1994, three-for-two stock split. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, as determined by the Board of Directors of FWNC (or its successor) in the event of such changes in the corporate structure or capitalization of FWNC occurring after the date of grant or award.
     (This Section amended effective April 22, 1997, upon approval by shareholders of FWNC.)

1.4 Term, Amendment and Termination of Plan. Grants and awards may not be made under the Plan after the earlier of January 17, 2004, or the termination date of the Plan. The Board of Directors of FWNC may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of FWNC stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

     (a) increase the number of shares of common stock which may be issued under the Plan, except as provided in subsection 1.3;

     (b) reduce the minimum option price under any stock option, except as provided in subsection 1.3;

     (c) increase the maximum period during which Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights may be exercised;

     (d)  extend the term of the Plan; or

     (e)  amend the standards for participation described in Section 2.

          In addition, the Committee may amend or modify any outstanding option in any manner to the extent that the Committee would have had the authority to initially grant such options as so modified or amended, including without limitation, to change the date or dates as of which an option becomes exercisable. Provided, no modification shall be permitted where such modification would be considered as the granting of a new option.

          Amendment or termination of the Plan shall not affect the validity of terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.

1.5 Compliance with Applicable Law. The Committee may postpone any exercise of an ISO, NQSO or SAR for such time as the Committee in its discretion may deem necessary in order to permit FWNC (a) to effect or maintain registration of the Plan or common stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for FWNC common stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. FWNC shall not be obligated to issue shares upon exercise of an ISO, NQSO or SAR in violation of any law or regulation. Any such postponement shall not extend the term of an ISO, NQSO or SAR. Neither FWNC nor its directors or officers shall have any obligation or liability to any Participant (or successor in interest) because of the loss of rights under any grant or award under the Plan due to postponements pursuant to this subsection.

1.6 Withholding Taxes. FWNC and its Subsidiaries shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. FWNC and its Subsidiaries shall have the right to require payment, in cash or in equivalent value in FWNC common stock, to them from any person entitled to receive FWNC common stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery.


                                 Section 2

                            Plan Participation

2.1 Participation Designations. The Committee may, at any time, designate any officer or key employee of FWNC or of a Subsidiary to be a Participant. For purposes of the Plan, the term "Subsidiary" means any corporation of which, at any date, FWNC owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possessing 50 percent or more of the total combined voting power of all classes of stock of that corporation.

2.2 Participation is Not a Contract of Employment. The Plan does not constitute a contract of employment. Participating in the Plan does not give any employee the right to be retained in the employ of FWNC or a Subsidiary and does not limit in any way the right of FWNC or a Subsidiary to change the duties or responsibilities of any employee.

                                  Section 3

                                Stock Options

3.1 Grantees. The Committee may, at any time, designate a Participant to receive an Incentive Stock Option or Non-Qualified Stock Option (each as defined below) whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the term "Incentive Stock Option" means an option to purchase FWNC common stock which meets the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code") and the term "Non-Qualified Stock Option" means an option to purchase FWNC common stock which is not an Incentive Stock Option. Each ISO and NQSO granted under the Plan shall be evidenced by an agreement between the Participant and FWNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. A Participant shall not have any rights of a shareholder of FWNC common stock with respect to shares subject to an ISO or NQSO until such shares are purchased upon exercise of the option.

3.2 Number of Shares Optioned and Option Price. The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of shares of FWNC common stock which may be purchased and the option price of each share on exercise of each ISO and NQSO granted under the Plan. To the extent that the aggregate Fair Market Value of stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such options shall be treated as NQSOs. The foregoing limitation shall be applied by taking options into account in the order in which they were granted. Provided, in the event and to the extent limits on the maximum number of shares for which ISOs may be granted under Section 422(b) shall be increased, the maximum number of shares or amount for which ISOs may be granted under this Plan and other plans shall be similarly increased. The option price of each share under an ISO or NQSO shall not be less than 100 percent of the Fair Market Value of a share of FWNC common stock on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the unweighted mean of the bid and ask price of a share of FWNC stock, as quoted in the over-the-counter market at the date of grant, or, in the event the stock was not traded on such date, on the first date that the stock was so traded which next precedes the date as of which the determination is being made.

3.3 Exercise of Options and Payments. Each ISO and NQSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines, subject to the following provisions of this subsection 3.3. No ISO or NQSO granted to a Participant shall be exercisable prior to the first anniversary of the date that the Option was granted except, in the discretion of the Committee, if the Participant's employment with FWNC and all of its Subsidiaries terminates by reason of death, Disability (as defined in Section 37(c)(3) of the Code) or retirement (as described in subsection 3.4(d)). During any period that an ISO or NQSO is exercisable, it may be exercised by delivering a written notice to FWNC at its principal office by registered or certified mail stating the number of shares with respect to which the Option is being exercised and specifying a date not less than five nor more than 15 days after the receipt of such notice on which the shares will be taken up and payment made therefore. Payment may be made in (a) cash, or (b) in the event the Committee shall so authorize such an exchange, in shares of FWNC common stock with an aggregate Fair Market Value as of the close of trading on the trading day immediately preceding the date of exercise equal to the purchase price, or in any combination of cash and, if authorized by the Committee, such shares.

3.4 Termination of Options. Each ISO and NQSO shall terminate and not be exercisable after the date determined by the Committee but in no event later than the earliest of (a) the tenth anniversary of the date that the option was granted; (b) the date the Participant's employment with FWNC and all Subsidiaries terminates for reasons other than described in (c) or (d) next following; (c) the first anniversary of the date the Participant's employment with FWNC and all Subsidiaries terminates on account of death or Disability; or (d) the fifth anniversary of the Participant's retirement, as approved by the Committee, from employment by FWNC or a Subsidiary. Exercise of an option pursuant to Section 3.4(d) more than three (3) months after termination of employment shall not qualify for ISO tax treatment in the hands of the Participant.
     (This Section amended effective with respect to options granted after November 15, 1994.)

3.5 Transferability. Each ISO and NQSO granted to a Participant may not be transferred by the Participant except by will or the laws of descent and distribution, and may be exercisable during the Participant's lifetime only by the Participant.

3.6 Change in Control. Notwithstanding any to the contrary contained herein, any stock option granted pursuant to the Plan shall, in the case of a change in control ("Change in Control"), as hereinafter defined, become fully exercisable as to all shares of stock, irrespective of any restrictions on vesting or staged exercisability of such options, from and after the date of such Change in Control and shall, subject to the expiration provisions of Section 3.4(a), above, remain exercisable for a period of three (3) months following the employee's termination of employment with the FWNC or its Subsidiary, if said termination occurs within one (1) year after the date of the Change in Control.

     The term "Change in Control" shall mean a Change in Control of a nature such that (1) it would be required to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934 in response to Schedule 14A of Regulation 14A, or successor provisions thereto, as in effect on the date hereof, (2) a "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 issued under the Securities Exchange
     Act), directly or indirectly, of securities of FWNC or its Subsidiary, Fort Wayne National Bank, representing in excess of thirty percent (30%) of the voting securities of FWNC or its Subsidiary, Fort Wayne National Bank, then outstanding, followed by the election by said person or group of one or more representatives to the Board of Directors of FWNC or its Subsidiary, Fort Wayne National Bank; (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of FWNC or its Subsidiary, Fort Wayne National Bank, representing in excess of fifty percent (50%) of the voting securities of FWNC or its Subsidiary, Fort Wayne National Bank, then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board of Directors of FWNC or its Subsidiary, Fort Wayne National Bank; or (4) any other event, including but not limited to those set forth in paragraphs (1) through
     (3) above, which shall have the effect of placing control of the business and affairs of FWNC or its Subsidiary, Fort Wayne National Bank, in a person or group as hereinabove defined, other than or different from the present stockholders of FWNC or its Subsidiary, Fort Wayne National Bank.

                                   Section 4

                           Stock Appreciation Rights

4.1  Grantees.  The Committee may, at the time a stock option is granted under
     Section 3 to a Participant or at any time thereafter, designate that Participant to be granted, in conjunction with that stock option, a Stock Appreciation Right (as defined below). No Stock Appreciation Right may be granted in conjunction with a previously granted ISO without the written consent of the affected Participant. For purpose of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of a stock option and receive, in exchange, payment of an amount no greater than the excess of the Fair Market Value (as defined in subsection 3.2) of one or more shares of FWNC common stock determined on the date the right is exercised over the Fair Market Value of the same number of shares of FWNC common stock determined on the date the related stock option was granted. Each SAR granted under the Plan shall be evidenced by an agreement between the Participant and FWNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

4.2 Terms of SARs. The Committee shall determine the number of shares of FWNC common stock and the percentage (not more than 100 percent) or maximum amount of the increase in Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable on that date. Each SAR issued in conjunction with an ISO may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Participant to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations upon such SAR as the Committee deems necessary or desirable for the Participant to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations on exercise as the Committee deems desirable.

4.3 Exercise of SARs and Payment. During any period that an SAR is exercisable, it may be exercised by delivering a written notice to FWNC at its principal office by registered or certified mail which specifies the extent to which the SAR is being exercised. Payment to the Participant shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of FWNC common stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares as determined by the Committee. Upon exercise of an SAR, the right to exercise the related stock option shall automatically be terminated to the same extent that the SAR was exercised.

4.4 Termination of SARs. Each SAR shall terminate and not be exercisable after the same date that the related stock option terminates.

4.5 Transferability. Each SAR granted to a Participant may not be transferred by the Participant except together with the related stock option and except by will or the laws of descent and distribution, and may be exercisable during the Participant's lifetime only by the Participant.

PROXY                                                                   PROXY

                      FORT WAYNE NATIONAL CORPORATION
                    P.O. Box 110, Fort Wayne, IN 46801

                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
         This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints C. David Silletto and William S. Latz as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them acting alone to represent and to vote, as designated on the reverse side of this proxy, all the shares of Common Stock of Fort Wayne National Corporation held of record by the undersigned on March 10, 1997, at the Annual Meeting of Shareholders to be held on April 22, 1997, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IT WILL BE VOTED IN THE PROXIES' DISCRETION UPON OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                        (Continued on reverse side)

     The Corporation's Board of Directors recommends a vote IN FAVOR of items
(1), (2), (3) and (4).

                                                 Please mark
                                                 your vote
                                                 indicated by      [X]
                                                 this example

Proposal No. 1
To amend Article V of the Corporation's Articles of Incorporation to increase the authorized shares of stock to 54,0000,000 shares.

    FOR        AGAINST       ABSTAIN
    [_]          [_]           [_]

Proposal No. 2
To approve an amendment to the Corporation's 1994 Stock Incentive Plan to increase the authorized shares of Common Stock available for the Plan to 1,350,000 shares.

    FOR        AGAINST       ABSTAIN
    [_]          [_]           [_]

Proposal No. 3
The election of Directors in        Robert A. Anker, Thomas C. Griffith,
Class C for a term expiring         Michael J. McClelland, Patrick G.
in 2000:                            Michaels, Patricia R. Miller, Dennis J.
                                    Schwartz, Thomas M. Shoaff
                 WITHHOLD
    FOR          AUTHORITY          _________________________________________
    [_]             [_]             (To withhold authority to vote for any
                                    individual nominee, write the nominee's
                                    name on the line above )

Proposal No. 4
Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Corporation.

    FOR        AGAINST       ABSTAIN
    [_]          [_]           [_]

                                    Please sign exactly as name appears
                                    hereon.  When shares are held by joint
                                    tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN, DATE, AND RETURN THE
                                    PROXY CARD PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE.

                                    Number of Shares _______________________


Signature(s) __________________Signature(s)___________________Date______, 1997